UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2025
 ______________________
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 551-2600
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 27, 2025, Ingredion Incorporated (the “Company”) entered into a Revolving Credit Agreement, dated as of August 27, 2025 (the “Credit Agreement”), with the lenders parties thereto and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agent. The Credit Agreement replaces the Previous Credit Agreement described in Item 1.02 below, which was terminated.
The Credit Agreement provides for a five-year unsecured revolving credit facility in an aggregate principal amount of $1.0 billion outstanding at any time (the “Revolving Credit Facility”), of which up to $25 million is available as swingline loans and up to $50 million as letters of credit. Loans under the Revolving Credit Facility may be advanced in U.S. dollars. The Credit Agreement provides that the Company has the right at any time, subject to customary conditions, to request incremental revolving commitments on one or more new term loan facilities in an aggregate principal amount of up to $750 million. Subject to specified conditions, up to $500 million of loans under the Revolving Credit Facility may be extended to subsidiaries of the Company that become borrowers under the Credit Agreement. As of the effective date of the Credit Agreement, no loans under the Revolving Credit Facility have been drawn by the Company.
Loans under the Revolving Credit Facility accrue interest at a per annum rate equal, at the Company’s option, to either a term rate based upon the secured overnight financing rate (“SOFR”) plus an applicable margin or a base rate (generally determined according to the highest of the prime rate, the federal funds rate plus 0.50% or the 1-month SOFR rate plus 1.00%) plus an applicable margin. In each case, the applicable margin is determined based on either the Company’s senior unsecured long-term debt ratings or a ratio of the Company’s net borrowed indebtedness to consolidated EBITDA (each as defined and computed in accordance with the Credit Agreement) for the most recently completed four-quarter period (the “Leverage Ratio”). The relevant margin with respect to any unused commitment fee, determined based on either the Company’s senior unsecured long-term debt ratings or the Leverage Ratio, applies to the unutilized commitments under the Revolving Credit Facility. As of the effective date of the Credit Agreement, the applicable margin with respect to SOFR loans and base rate loans was 1.00% and 0.00%, respectively, and the unused commitment fee was 0.09% per annum. Interest is payable, in the case of loans bearing interest based on term SOFR, at the end of each interest period (but at least once every three months), in arrears, in the case of loans bearing interest based on daily SOFR, monthly in arrears, and, in the case of loans bearing interest based on the base rate, quarterly in arrears.
The Revolving Credit Facility matures on August 27, 2030. Loans outstanding under the Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings for which a SOFR election is in effect.
The Credit Agreement contains customary affirmative and negative covenants that, among other matters, specify customary reporting obligations, and that, subject to exceptions, restrict the incurrence of additional indebtedness by the Company’s subsidiaries, the incurrence of liens and the consummation of certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each quarter, with a maximum leverage ratio of 3.5 to 1.0 and a minimum ratio of consolidated EBITDA to consolidated net interest expense of 3.5 to 1.0, as each such financial covenant is calculated for the most recently completed four-quarter period.
The Credit Agreement contains customary events of default including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of a change in control of the Company. The occurrence of an event of default may result in the termination of the Revolving Credit Facility, acceleration of repayment obligations and the exercise of remedies by the lenders.
Some of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they have received and will receive customary fees and commissions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.
Item 1.02    Termination of a Material Definitive Agreement.
The Credit Agreement replaces in its entirety the Revolving Credit Agreement (as amended, the “Previous Credit Agreement”), dated as of June 30, 2021, among the Company, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or modified prior to the date hereof. The Previous Credit Agreement, including all commitments thereunder, were terminated on August 27, 2025 in connection with the execution of the Credit Agreement. The revolving credit facility under the Previous Credit Agreement would have matured on June 30, 2026.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Revolving Credit Agreement, dated as of August 27, 2025, by and among Ingredion Incorporated, as Borrower, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as Administrative Agent

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer